Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated November 4, 2005 relating to the combined consolidated financial statements of Ternium S.A. at and for the years ended December 31, 2004 and 2003 and our report dated December 27, 2005 relating to the combined consolidated financial statements of Ternium S.A. at and for the six-month period ended June 30, 2005, which appear in such Registration Statement. We also consent to the references to us under the headings “Summary Financial and Operating Data”, “Selected Financial and Operating Data” and “Experts” in such Registration Statement.

Buenos Aires, Argentina

January 25, 2006

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Carlos A. Pace (Partner)
Carlos A. Pace

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated November 4, 2005 relating to the consolidated financial statements of Consorcio Siderurgia Amazonia Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings “Summary Financial and Operating Data”, “Selected Financial and Operating Data” and “Experts” in such Registration Statement.

Buenos Aires, Argentina

January 25, 2006

PRICE WATERHOUSE & CO. S.R.L.

by	/s/ Carlos A. Pace (Partner)
Carlos A. Pace